                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                          _____________


                             FORM 8-K


                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                           OCTOBER 6, 1998
                    ______________________________
                (Date of earliest event reported)


                   BIOPOOL INTERNATIONAL, INC.
       _________________________________________________
     (Exact name of registrant as specified in its charter)



         Delaware                0-17714             581729436
         ________                _______             _________
 (State or other juris-       (Commission          (IRS Employer
diction or incorporation)      File Number)       Identification No.)



      6025 Nicolle St., Suite A, Ventura, California 93003
      ____________________________________________________
     (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code (805) 654-0643
                                                    _____________











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ITEM 5.  OTHER EVENTS.

             1. Timothy R. Kennedy, Chief Operating Officer of Biopool International, tendered his resignation to be effective November 30, 1998. Mr. Kennedy resigned for personal reasons, citing among other factors, the hardship associated with commuting from his home in Portland, Oregon, since joining the Company in May 1996.

                  The Company has hired Mr. Ivan Prather to replace Mr. Kennedy as Vice President/General Manager of the Ventura, California, facilities. Prior to joining Biopool International, Mr. Prather was associated with the pharmaceutical, medical device, bottling, and electromechanical assembly industries. His 25 years of management experience includes fifteen years in quality assurance and regulatory compliance management and ten years in manufacturing and operations management. Mr. Prather received a B.S. degree in Chemistry from the University of Delaware in Newark, Delaware, in 1975. He is a member of the American Society for Quality.

             2. On October 6, 1998, the Company was notified by The Nasdaq SmallCap Market that the Company will be subject to delisting effective with the close of business on January 6, 1998, if the Company is unable to demonstrate compliance with the Nasdaq's minimum
$1.00 bid price requirement. The Company is considering its available options, including without limitation, effecting a reverse stock split, and may request a hearing with the Nasdaq prior to the delisting.



                            SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             BIOPOOL INTERNATIONAL, INC.



Dated:   November 9, 1998                 By:   /s/ Michael D. Bick, Ph.D.
                                                -----------------------------
                                                Name:  Michael D. Bick, Ph.D.
                                                Title: Chief Executive Officer